EXHIBIT 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov	*040101*

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of	Document Number 20130250466-09
	Ross Miller Secretmy of State	Filimg Date and T1me 04/15/2013 8:49 PM
	State of Nevada	Entity Number E0187212013-8

(This document was filed electronically.)
USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ARGAN BEAUTY CORP.

2. Registered	☒ Commercial Registered Agent:	INCORP SERVICES, INC.
Agent for Service		Name
of Process: (check	☐ Noncommercial Registered Agent	OR	☐	Office or Position with Entity
only one box)	(name and address below)			(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Nevada
	Street Address	City			Zip Code
Nevada
	Mailing Address (if different from street address)	City			Zip Code

3. Authorized Stock: (number of shares corporation is	Number of share with		Per value		Number of shares without
authorized to issue)	Par value	75000000	per share :	0.0010	per value:	0

4. Names and	1)	VITALIY GORELIK
Addresses of the		Name
Board of
Directors/Trustees:		2360 CORPORATE CIRCLE - SUITE 400	HENDERSON	NV	89074-7722
(each Director/Trustee		Street Address	City	State	Zip Code
must be a natural person
at least 18 years of age:	2)
attach additional page if		Name
more than Two
directors/trustees)		Street Address	City	State	Zip Code

5. Purpose: (optional:		The purpose of the corporation shall be:
see instructions)		DISTRIBUTION OF ARGAN OIL AND ARGAN OIL PRODUCTS

6. Name, Address
and Signature of		INCORP SERVICES, INC.	☒ INCORP SERVICES, INC.
Incorporator: (attach		Name	Incorporator Signature
additional page if more
than one incorporator)		2360 CORPORATE CIRCLE - SUITE 400	HENDERSON	NV	89074-7722
		Address	City	State	Zip Code
7. Certificate of		I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
Appointment of		☒ INCORP SERVICES, INC.		4/15/2013
Registered Agent:		Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles Revised 4-10-09

CORPORATE CHAPTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ARGAN BEAUTY CORP., did on April 15, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my
hand and affixed the great Seal of State, at my
office on April 15, 2013

ROSS MILLER
Secretary of State
Certified By: Electronic Filling Certificate Number: C20130415-3685 You may verify this certificate online at http://www.nvsos.gov/

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Instructions for Initial List, Registered Agent and State Business License Application

ATTENTION: You may now file your initial or annual list online at www.nvsos.gov

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION Entities that are required to file an initial or annual list of officers with the Secretary of State are now required to file for the State Business License at the time their list is due as part of the annual list filing, unless specifically exempt. The State Business License fee is $200.00. A penalty of $100.00 is required for late business license renewals.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1.	The NAME and FILE NUMBER of the entity EXACTLY as it is registered with this office.

2.	The FILING PERIOD is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.

3.
The name and address of the REGISTERED AGENT and OTHER names and addresses as required on The list should be entered in the boxes provided on the form. Limited-Liability Companies MUST Indicate whether MANAGER or MANAGING MEMBER is being listed.

4.
If qualified for a statutory exemption from the State Business License, enter the applicable code in the area provided. If claiming exemption, a Declaration of Eligibility for State Business License Exemption must accompany initial list.

5.	The SIGNATURE, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.

6.
Completed FORM, FEES and applicable PENALTIES must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

FILING FEE: The filing fee for an initial list is $125.00, in addition to the State Business License fee. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee. Nonprofit corporation initial lists are $25.00.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $125.00 fee for 24-hour service, $500.00 for 2-hour service and $1000.00 for 1-hour service.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE:	SATELLITE OFFICE:
Regular and Expedited Filings	Expedited Filings Only
Secretary of State Status Division 202 North Carson Street Carson City NV 89701-4201 Phone: 775-684-5708 Fax: 775-684-7123	Secretary of State – Las Vegas Commercial Recordings Division 555 East Washington Ave, Suite 5200 Las Vegas NV 89101 Phone: 702-486-2880 Fax: 702-486-2888